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                                                                    EXHIBIT 12.1

FNF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                        YEAR ENDED DECEMBER 31,
                                                     SIX MONTHS ENDED     ----------------------------------------------------
                                                      JUNE 30, 2005         2004          2003      2002      2001      2000
                                                     ----------------       ----          ----      ----      ----      ----
Earnings:
      Earnings                                           $549,873         $1,184,091  $1,420,639  $851,300  $523,721  $851,300
      Fixed charges                                        86,559            165,594     142,643   109,641   111,872   111,282
                                                         --------         ----------  ----------  --------  --------  --------
                                                         $636,432         $1,349,685  $1,563,282  $960,941  $635,593  $962,582
                                                         ========         ==========  ==========  ========  ========  ========
Fixed Charges:
      Interest expense and amortization of               $ 30,199         $   47,214  $   43,103  $ 34,053  $ 46,569  $ 59,374
            debt discount and debt issuance costs
      Interest component of rent expense                   56,360            118,380      99,540    75,588    65,303    51,908
                                                         --------         ----------  ----------  --------  --------  --------
                                                         $ 86,559         $  165,594  $  142,643  $109,641  $111,872  $111,282
                                                         ========         ==========  ==========  ========  ========  ========
      Ratio of earnings to Fixed charges                      7.4                8.2        11.0       8.8       5.7       8.6
                                                         ========         ==========  ==========  ========  ========  ========